As filed with the Securities and Exchange Commission on February 14, 2017

Registration No. 333-204897

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 204897)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

1871 Tapo Street

Simi Valley, CA 93063

(Address of Principal Executive Offices) (Zip Code)

Vapor Hub International Inc. 2015 Omnibus Incentive Plan

(Full title of the plans)

Lori Winther

Chief Financial Officer

1871 Tapo Street

Simi Valley, CA 93063

(Name and address of agent for service)

(805) 309-0530

(Telephone number, including area code, of agent for service)

Copy to:

Jonathan Friedman, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller” reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [X]

TERMINATION OF REGISTRATION

On June 12, 2015, Vapor Hub International Inc., a Nevada corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-204897)(the “Registration Statement”) registering 20,400,000 shares of the Registrant’s common stock for issuance under the Registrant’s 2015 Omnibus Incentive Plan (the “Common Stock”).  This offering has been terminated and no sales were made under the Registration Statement during the last fiscal year ended June 30, 2016 and the subsequent interim period.  Pursuant to the undertaking contained in the Registration Statement, the Registrant files this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 14, 2017.

VAPOR HUB INTERNATIONAL INC.
(registrant)
By:	s/ Lori Winther
Lori Winther
Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.